UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2007

CRM Holdings, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

6331	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)
(441) 295-6689
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The information furnished in Item 8.01, “Other Events” is also furnished pursuant to this Item 7.01.

Item 8.01. Other Events.

On May 21, 2007, CRM Holdings, Ltd. (the “Company”) Chairman and Chief Executive Officer Daniel G. Hickey, Jr. entered into a pre-arranged stock trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934. The stock trading plan was entered into for the purposes of financial planning and asset diversification. Daniel G. Hickey, Jr. currently holds 1,539,691 shares of the Company’s common shares, or approximately 9.7% of the Company’s total outstanding common shares, which does not include Mr. Hickey, Jr.’s 395,000 Class B shares or his previous issuance of restricted common shares under the Company’s 2005 Long Term Incentive Plan.

Pursuant to the plan, Mr. Hickey, Jr. may sell up to 195,000 shares from May 22, 2007 through December 31, 2007, with no more than 65,000 shares sold in any one quarter, except for certain carry-forwards if shares are not sold in prior quarters. If the full amount of shares is sold pursuant to the plan and no transactions take place outside the plan, Mr. Hickey, Jr. will remain the beneficial owner of over 8.5% of the Company’s common shares based on the number of Company common shares currently outstanding.

In addition, two members of the Company’s Board of Directors, Daniel G. Hickey, Sr. and David M. Birsner, and the Company’s General Counsel and Secretary, Louis J. Viglotti, also entered into separate 10b5-1 trading plans on May 21, 2007. Under the plans, Mr. Hickey, Sr., Mr. Birsner and Mr. Viglotti will sell up to 99,000, 100,000, and 195,369 shares, respectively, of the Company’s common shares and were entered into for the purposes estate and financial planning and asset diversification.
All of the sellers were former owners of the Company and received their shares in connection with the reorganization of the Company described in the Company's Registration Statement (File No. 333-128424) and the sellers are now eligible to sell their shares pursuant to the provisions of Rule 144 of the Securities Act of 1933, as amended.

Sales of the shares under all of the plans are subject to pre-determined minimum price terms. All of the stock trading plans were adopted in accordance with Securities and Exchange Commission (the “SEC”) guidelines. Transactions made under the respective Rule 10b5-1 trading plans will be reported to the SEC in accordance with applicable securities laws, rules and regulations. Except as may be so required by law, the Company does not undertake any obligation to update or report any modification, termination, or other activity under these Rule 10b5-1 trading plans or any other plan that may be adopted by other officers or directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2007	CRM Holdings, Ltd. (Registrant)
/s/ James J. Scardino
James J. Scardino
Chief Financial Officer